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                                                                  EXHIBIT 4.14.3

                          SECOND SUPPLEMENTAL INDENTURE

                          Dated as of January 14, 2004

                                      among

                   CALPINE CONSTRUCTION FINANCE COMPANY, L.P.

                               CCFC FINANCE CORP.

                           THE GUARANTORS NAMED HEREIN

                                       and

                              WILMINGTON TRUST FSB,

                                   as Trustee

                           Supplementing the Indenture
                           Dated as of August 14, 2003
                                       and
                        Amended as of September 18, 2003

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         SECOND SUPPLEMENTAL INDENTURE, dated as of January 14, 2004 (the
"Second Supplemental Indenture"), among Calpine Construction Finance Company, L.P., a Delaware limited partnership (the "Company"), CCFC Finance Corp., a Delaware corporation ("Finance Corp."), the Guarantors and Wilmington Trust FSB, as trustee (the "Trustee").

         WHEREAS, the Company, Finance Corp., the Guarantors and the Trustee have executed that certain Indenture, dated as of August 14, 2003, as supplemented by that certain Supplemental Indenture, dated as of September 18, 2003 (as supplemented, the "Indenture"), in connection with the co-issuance by the Company and Finance Corp. of certain Second Priority Senior Secured Floating Rate Notes due 2011 (the "Notes");

         WHEREAS, pursuant to a Consent Solicitation dated as of January 7, 2004 (the "Consent Solicitation"), the Company and Finance Corp. have proposed to supplement and amend Section 4.10 of the Indenture as provided herein (the "Proposed Amendment");

         WHEREAS, pursuant to Section 9.02 of the Indenture, the Holders of at least a majority in aggregate principal amount of the Notes have consented to the Proposed Amendment; and

         WHEREAS, the Company and Finance Corp. have directed the Trustee to execute and deliver this Second Supplemental Indenture in accordance with the terms of the Indenture;

         NOW THEREFORE, for and in consideration of the premises and mutual covenants herein contained, the Company, Finance Corp., the Guarantors and the Trustee agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1 Definition of Terms.

         Unless the context otherwise requires, capitalized terms used herein that are not otherwise defined herein shall have the meaning assigned to such terms in the Indenture.

                                   ARTICLE II
                           AMENDMENTS TO THE INDENTURE

         Section 2.1 Amendments.

         Section 4.10 (Asset Sales) of the Indenture is hereby amended to insert the following sentence at the end of the second full paragraph of such section:

         Notwithstanding anything herein to the contrary, the Company and Finance Corp. are authorized to take the following actions:

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         (i)      to place in an account (the "Lost Pines Proceeds Account")
         maintained with the Collateral Agent the Net Proceeds of the sale of the Company's 50% undivided ownership interest in the Lost Pines facility (the "Lost Pines Interest"), which Lost Pines Proceeds Account and the Net Proceeds held therein shall constitute Collateral;

         (ii) the Collateral Agent and the Company may execute an escrow and exchange agreement with respect to the Lost Pines Proceeds Account, in such form as they may agree, containing customary terms and conditions intended to assure that the Lost Pines Proceeds Account is a "qualified escrow account," and the Collateral Agent is acting either as an "escrow holder" or a "qualified intermediary" with respect thereto, in each case for purposes of Section 1031 of the Internal Revenue Code of 1986, as amended; provided that nothing in this clause (ii) shall modify the Company's obligation to maintain valid and perfected security interest in the Collateral as provided in this Indenture;

         (iii) on or before the 181st day (or, if such date is not a Business Day, the first Business Day thereafter) following the consummation of the sale of the Lost Pines Interest (the "Latest Replacement Facility Closing Date"), and subject to obtaining the consent of the Holders of a majority in aggregate principal amount of the Notes, to use such Net Proceeds to purchase an additional natural gas-fired combined cycle power generating facility (the "Replacement Facility");

         provided, however, that if the purchase of such Replacement Facility is not consummated on or before the Latest Replacement Facility Closing Date (or, if earlier, the Company and Finance Corp. notify the Trustee in writing that the Company is no longer pursuing the acquisition of a Replacement Facility), then the Company shall apply the Net Proceeds of such sale as otherwise provided in this Section 4.10 as if the date of the sale of the Lost Pines Interest were the first Business Day after the Latest Replacement Facility Closing Date (or such earlier date as the Company and Finance Corp. notify the Trustee in writing that the Company is no longer pursuing the acquisition of a Replacement Facility).

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                                   ARTICLE III
                                  MISCELLANEOUS

         Section 3.1 Interpretation.

         Upon execution and delivery of this Second Supplemental Indenture, the Indenture shall be modified and amended in accordance with this Second Supplemental Indenture, and all the terms and conditions of both shall be read together as though they constitute one instrument, except that, in case of conflict, the provisions of this Second Supplemental Indenture will control. The Indenture, as modified and amended by this Second Supplemental Indenture, is hereby ratified and confirmed in all respects and shall bind every holder of Notes. In case of conflict between the terms and conditions contained in the Notes and those contained in the Indenture, as modified and amended by this Second Supplemental Indenture, the provisions of the Indenture, as modified and amended by this Second Supplemental Indenture, shall control.

         Section 3.2 The Trustee.

         The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and Finance Corp.

         Section 3.3 Certain Duties and Responsibilities of the Trustee.

         In entering into this Second Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

         Section 3.4 Counterparts.

         This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. The delivery of an executed signature of this Second Supplemental Indenture by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

         Section 3.5 Applicable Law.

         This Second Supplemental Indenture and the right and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York without regard to conflict of laws principles thereof.

                                      * * *

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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed as of the day and year first above written.

                           CALPINE CONSTRUCTION FINANCE COMPANY, L.P.

                           By: /s/ ERIC N. PRYOR
                               --------------------------------------------
                               Name: Eric N. Pryor
                               Title: Senior Vice President

                           CCFC FINANCE CORP.

                           By: /s/ ERIC N. PRYOR
                               --------------------------------------------
                               Name: Eric N. Pryor
                               Title: Senior Vice President

                           CALPINE HERMISTON, LLC, as a Guarantor

                           By: /s/ ERIC N. PRYOR
                               --------------------------------------------
                               Name: Eric N. Pryor
                               Title:  Senior Vice President

                           CPN HERMISTON, LLC, as a Guarantor

                           By: /s/ ERIC N. PRYOR
                               --------------------------------------------
                               Name: Eric N. Pryor
                               Title:  Senior Vice President

                           HERMISTON POWER PARTNERSHIP, as a Guarantor

                           By: Calpine Hermiston, LLC, its General Partner

                           By: /s/ ERIC N. PRYOR
                               --------------------------------------------
                               Name: Eric N. Pryor
                               Title:  Senior Vice President

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                           WILMINGTON TRUST FSB, as Trustee

                           By: /s/ JAMES J. McGINLEY
                               --------------------------------------------
                               Name: James J. McGinley
                               Title: Authorized Signer

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